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                                                                   EXHIBIT 10.24

                      STOCK OPTION AGREEMENT FOR DIRECTORS
                        UNDER THE INTERCEPT GROUP, INC.
                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

     THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of the ______ day of ____________________, ______, by and between The Intercept Group,
Inc., a Georgia corporation (the "Company"), and _________________ (the "Optionee").

     WHEREAS, effective as of November 12, 1996, the Board of Directors of the Company adopted a stock option plan known as the "The Intercept Group, Inc. Amended and Restated 1996 Stock Option Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders; and

     WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below; and

     WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

     NOW, THEREFORE, as an incentive to retain as directors of the Company persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate the active interests of such persons in the development and financial success of the Company, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1.   Incorporation of Plan.  This option is granted pursuant to the
          ---------------------
          provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern.

     2.   Grant of Option.  Subject to the terms of this Agreement and pursuant
          ---------------
          to the Plan, the Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, no par value (the "Stock"), set forth below:

               [check one]

               _____  35,000 shares (for initial grants only)
               _____   5,000 shares (for annual grants only)

          The Option is a Nonqualified Stock Option.

     3.   Exercise Price.  The price per share to be paid by the Optionee for
          --------------
          the shares subject to this Option (the "Exercise Price") shall be $____________, which is
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          the Fair Market Value of a share of Stock as
          of the Date of Grant (as defined in Section 9 below).

     4.   Exercise Terms.  The Option may not be exercised prior to the date it
          --------------
          is vested, and the Option shall vest as follows:

               [check one]

               _____ 1/3 on the Date of Grant; 1/3 on the first anniversary of the Date of Grant; and 1/3 on the second anniversary of the Date of Grant (for initial grants only)

               _____  immediately on the Date of Grant (for annual grants only)

          The option may be exercised at any time and from time to time during the term of the Option, in whole or in part, but only as to those shares which have met the foregoing vesting requirements.

     5.   Option Non-Transferable.  No Option shall be transferable by an
          -----------------------
          Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by an Optionee who is a Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.   Notice of Exercise of Option.  This Option may be exercised by the
          ----------------------------
          Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule A) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 11 hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall:

          (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder;

          (b) contain such information as may be reasonably required pursuant to Section 10 hereof; and

          (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied

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               by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder; provided, however,
                                                              --------  -------
               that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option; provided, further, however, that such exercise
                       --------  -------  -------
               transaction does not result in a however, that such exercise transaction does not result in a violation of Section 16 of the Exchange Act. For purposes of determining the amount, if any, of the Exercise Price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

          Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     7.   Adjustment in Option.  The number of shares subject to this Option,
          --------------------
          the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

     8.   Termination of Option Period.  The unexercised portion of an Option
          ----------------------------
          shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

          (a) if the Optionee's position as a Director of the Company terminates, other than by reason of such Optionee's death or disability, 180 days after the date that the Optionee's position as a Director of the Company terminates;

          (b)  one year after the death of Optionee;

          (c) one year after the date on which the Optionee's position as Director is terminated by reason of a mental or physical disability determined by a medical doctor satisfactory to the Company; or

          (d)  five years after the Date of Grant of such Option.

     9.   Date of Grant.  This Option was granted by the Board of Directors of
          -------------
          the Company on the date hereof (the "Date of Grant").

     10.  Compliance with Regulatory Matters.  The Optionee acknowledges that
          ----------------------------------
          the issuance of capital stock of the Company is subject to limitations imposed by

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          federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 10.

     11.  Miscellaneous.
          -------------

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

          (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071.

          (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

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     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this
Stock Option Agreement to be executed on behalf of the Company and the Company's seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

THE INTERCEPT GROUP, INC.                OPTIONEE


By:  ---------------------------         ---------------------------
     Name:                               Name:
     Title:                              Address:

ATTEST:


--------------------------------
Secretary/Assistant Secretary


[SEAL]

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                                   SCHEDULE A

                               NOTICE OF EXERCISE

          The undersigned hereby notifies The InterCept Group, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ______________ shares of the Company's common stock, no par value (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $__________ payable to the Company, and/or (2) __________ shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in The Intercept Group, Inc. Amended and Restated 1996 Stock Option Plan) as of the date hereof of $____________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Agreement).

          IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _____ day of ______________, _______.

                              OPTIONEE [OR OPTIONEE'S
                              ADMINISTRATOR,
                              EXECUTOR OR PERSONAL
                              REPRESENTATIVE]



                              -----------------------------------------------
                              Name:
                              Position (if other than Optionee):

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